UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CHANNELL COMMERCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CHANNELL COMMERCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 29, 2008

          The 2008 Annual Meeting (the “Meeting”) of the Stockholders of Channell Commercial Corporation, a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on May 29, 2008, at the corporate headquarters of the Company, 26040 Ynez Road, Temecula, California 92591, to consider and vote on the following matters:

1.               The election of one Director to serve on the Company’s Board of Directors; and

2.               The transaction of such other business as may properly come before the Meeting or any postponement or adjournment thereof.

          Only stockholders of record of the Company’s Common Stock at the close of business on April 4, 2008 will be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

/s/ Jacqueline M. Channell

Jacqueline M. Channell
Secretary

Temecula, California

April 18, 2008

Channell Commercial Corporation

26040 Ynez Road

Temecula, California  92591

ANNUAL MEETING OF STOCKHOLDERS

May 29, 2008

PROXY STATEMENT

SOLICITATION OF PROXIES

          This proxy statement is solicited on behalf of the board of directors of Channell Commercial Corporation, a Delaware corporation, for use at our 2008 annual meeting of stockholders to be held at our corporate headquarters, at 26040 Ynez Road, Temecula, California, 92591, on May 29, 2008 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

          Stockholders are requested to complete, date, sign and return the accompanying proxy card.  All shares represented by each properly executed, unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein.  If the manner of voting is not specified in an executed proxy received by us, then the proxy will be voted “FOR” the election of the nominee listed in the proxy for election to the board of directors and “FOR” the other proposals to be considered at the annual meeting.

          Any stockholder has the power to revoke his or her proxy at any time before it is voted.  A proxy may be revoked by delivering a written notice of revocation to our secretary at the address set forth above, by presenting at the annual meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the annual meeting and voting in person by the person who executed the proxy.

          This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about April 18, 2008.  Solicitation of proxies is being made primarily by mail, but our directors, officers and employees, none of whom will receive additional compensation therefor, may also engage in the solicitation of proxies by telephone or other means.  The cost of preparing, assembling and mailing proxy materials and the other proxy solicitation costs will be borne by us.  We have retained a firm to assist in the distribution of proxies by mail for an estimated fee of $5,000 plus reimbursement for certain expenses.  Our expenses also include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding material regarding the annual meeting to beneficial owners of shares of our common stock.  Proxies solicited by means of this proxy statement will be tabulated by the inspectors of election designated by the board of directors.

OUTSTANDING SHARES AND VOTING RIGHTS

          Only holders of record of shares of our common stock outstanding at the close of business on the record date, April 4, 2008, will be entitled to notice of, and to vote at, the annual meeting.  On each matter to be considered at the annual meeting, each stockholder will be entitled to cast one vote for each share of common stock held of record by such stockholder on April 4, 2008.  As of the close of business on the record date, there were 9,544,134 shares of common stock outstanding and entitled to vote.

          In order to constitute a quorum for the conduct of business at the annual meeting, a majority of the outstanding shares of our common stock entitled to vote at the annual meeting must be represented at the annual meeting.  Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.  Accordingly, abstentions or broker non-votes as to the election of directors will not affect the plurality of votes.  All other proposals to come before the annual meeting require the approval of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions as to a particular proposal and broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Unless otherwise indicated, the following table sets forth as of March 31, 2008 certain information as to the beneficial ownership of our common stock by: (1) each of our directors; (2) each of our named executive officers as indicated in the Summary Compensation Table below; (3) all of our directors and executive officers as a group; and (4) each person known by us to beneficially own more than five percent (5%) of our outstanding common stock.  In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within our direct knowledge.

	Amount and Nature of Beneficial Ownership
Name and Address Of Beneficial Owner (1)	No. of Shares Owned	Exercisable Options (2)	Total	Percent of Class

The Channell Family Trust (3)(4)	3,250,830	1,000	3,251,830	34.1%
Jacqueline M. Channell (3)(4)	3,250,830	11,001	3,261,831	34.2%
William H. Channell, Jr. (4)	611,670	1,096,400	1,708,070	17.9%
Dana J. Brenner (4)	—	4,001	4,001	*
Guy Marge (4)	9,000	4,001	13,001	*
Patrick E. McCready (4)	—	8,334	8,334	*
Robert H. Swelgin (4)	10,000	—	10,000	*
Edward J. Burke (4)	10,000	98,550	108,550	1.1%
Andrew M. Zogby (4)	3,100	100,060	103,160	1.1%
Christopher J. Glenn (4)	—	—	—	—
All Directors and executive officers as a group (9 in number)	3,894,600	1,322,347	5,216,947	54.7%

State of Wisconsin Investment Board (5) P.O. Box 7842 Madison, WI 53707	759,300	—	759,300	8.0%

Rutabaga Capital Management LLC(6) 64 Broad Street Boston, MA 02109	676,359	—	676,359	7.1%

Forest Hill Capital LLC (7) 100 Moran Keegan Drive Ste 430 Little Rock, AR 72202-2284	567,822	—	567,822	5.9%

Bonanza Capital Ltd. (8) 300 Crescent Ct., Ste 1740 Dallas, TX 75201	494,100	—	494,100	5.2%

*                 Less than 1%

(1)          Unless otherwise indicated, the persons in this table have sole voting, investment and dispositive power with respect to all shares of our common stock shown as owned by them, subject to community property laws where applicable.  Percentage ownership is based on 9,544,134 shares of common stock outstanding as of March 31, 2008.

(2)          This information represents outstanding options exercisable as of or within 60 days of March 31, 2008.

(3)          As of December 31, 2007, Jacqueline M. Channell was the sole trustee of the Channell Family Trust, which is the stockholder of record of the shares shown on the table as beneficially owned by the Channell Family Trust. Mrs. Channell had sole voting and dispositive power over the shares of common stock owned by such trust.

(4)          Address for beneficial owner: c/o Channell Commercial Corporation, 26040 Ynez Rd., Temecula, CA 92591.

(5)          As reported on a Schedule 13G/A filed by the State of Wisconsin Investment board on February 8, 2008.  According to the Schedule 13G/A, as of December 31, 2007, the State of Wisconsin Investment board had sole voting power and sole dispositive power over 759,300 shares of common stock.

(6)          As reported on a Schedule 13G/A filed by Rutabaga Capital Management on February 14, 2008.  According to the Schedule 13G/A, as of December 31, 2007, Rutabaga Capital Management had sole voting power over 244,000 shares of common stock, shared voting power over 432,359 shares of common stock and sole dispositive power over 676,359 shares of common stock.

(7)          As reported on a Schedule 13F filed by Forest Hill Capital LLC on February 14, 2008. According to the Schedule 13F, as of December 31, 2007,  Forest Hill Capital had sole voting power and sole dispositive power over 567,822 shares of common stock.

(8)          As reported on a Schedule 13G/A filed by Bonanza Capital, Ltd. and Bonanza Master Fund, Ltd. on February 14, 2008. According to the Schedule 13G/A, as of December 31, 2007, each of Bonanza Capital, Ltd. and Bonanza Master Fund, Ltd. had shared voting power and shared dispositive power over 494,100 shares of common stock.

EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth information with respect to our executive officers and directors and their ages as of April 10, 2008.

Name	Age	Positions

Jacqueline M. Channell	76	Interim Chairman of the Board and Secretary
William H. Channell, Jr.	50	President, Chief Executive Officer and Director
Dana J. Brenner(1)(2)	65	Director
Guy Marge(1) (2)	64	Director
Patrick E. McCready	50	Chief Financial Officer
Edward J. Burke	52	Chief Technology Officer
Andrew M. Zogby	48	Chief Marketing Officer
Christopher J. Glenn	49	Managing Director, Australia
Robert H. Swelgin	54	President, Americas

(1)          Audit Committee Member

(2)          Compensation Committee Member

          The authorized number of members of the board of directors is seven, and the board of directors currently consists of four members.  Directors are staggered into three classes, with the directors in a single class elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director whose term has not expired, for the remainder of the term of the former director.  One director is to be elected at the annual meeting to serve for a three-year term expiring at the annual meeting in 2011.  Our executive officers serve at the pleasure of the board of directors.

Continuing Directors Other Than Nominees

          William H. Channell, Jr. has been our president and chief executive officer since December, 2003.  He was our president and chief operating officer from 1996 to December, 2003.  He has been one of our directors since 1984. Since joining the company in 1979, Mr. Channell, Jr. has held the positions of executive vice president, director of marketing and national sales manager. Mr. Channell, Jr. is a principal stockholder and is the son of Jacqueline M. Channell. His term as a director expires at the 2009 annual meeting.

          Jacqueline M. Channell has been our secretary since 1966 and has been a director since 1966 except for approximately three months in 2001. Mrs. Channell has been our interim chairman of the board since April 9, 2007.  Mrs. Channell is sole trustee of the Channell Family Trust, which is one of our principal stockholders.  She is the mother of William H. Channell, Jr.  Mrs. Channell’s term as a director expires at the 2009 annual meeting.

          Guy Marge became a director in August, 2002. Mr. Marge was president and chief executive officer of Storm Industries, Inc from 2002 to 2008.  From 1988 to 2001, Mr. Marge was chief executive officer of the Milhous Group, Inc., a manufacturer of plastic, metal-formed and pre-cast concrete products.  From 1978 to 1988, Mr. Marge held executive management positions with Kearney-National, Inc., The United Groups, Inc., and Uniroyal Technology Corporation.  Mr. Marge’s term as a director expires at the 2010 annual meeting.

Executive Officers

            Patrick E. McCready has been our chief financial officer since September, 2006. From 1991 to 2006 he was employed by Pulse Engineering, Inc. in various positions, including vice president finance from 1995 to 2006. Between 1988 and 1991 he was controller of Greene International West, Inc.  Mr. McCready began his career with Deloitte & Touche LLP and is a C.P.A.

          Edward J. Burke has been our chief technology officer (former title vice president corporate engineering) since May, 1996 and has served in various similar capacities with us since 1984. Mr. Burke has held various technical positions in the thermoplastic product engineering and tooling design field since 1978.

          Andrew M. Zogby has been our chief marketing officer (former title vice president corporate marketing) since March, 1996. Prior to joining us, Mr. Zogby was director of strategic marketing, Broadband Connectivity Group, for ADC Telecommunications, a publicly traded telecommunications equipment supplier to both telephone and CATV network providers worldwide. He had been with ADC Telecommunications since 1990. Mr. Zogby has held various technical marketing positions in the telecommunications equipment industry since 1984.

          Christopher J. Glenn has been our managing director of Australia operations since January, 2008.  From 2003 to 2007 he served as managing director/chief executive officer of Coventry Group Limited, a diversified industrial company.  From 1999 to 2002 he was general manager of certain Australian divisions of Tyco International.  Previously, he served as general manager for a division of Integral Energy from 1996 to 1999.

          Robert H. Swelgin has been our president of Americas operations since February, 2008.  From 2005 to 2007 he was president and chief executive officer of American Racing Equipment, an automotive after market equipment supplier.  From 2002 to 2005 he was vice president operations of Panasonic Automotive Systems.  Previously, he was chief operating officer of Goltronics Corporation from 2000 to 2002.

EQUITY COMPENSATION PLAN INFORMATION

          The following table sets forth information relating to equity securities authorized for issuance under our 1996 Incentive Stock Plan and our 2003 Incentive Stock Plan as of December 31, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	1,669,957	(1)	$4.70	1,281,421	(1)
Equity compensation plans not approved by security holders	—		—	—
Total	1,669,957		$4.70	1,281,421

(1)          Information provided relates to our 1996 Incentive Stock Plan and 2003 Incentive Stock Plan.  There are no options available for issuance under our 1996 Incentive Stock Plan.

CORPORATE GOVERNANCE

Director Independence

          The board of directors has determined that each of Guy Marge and Dana J. Brenner, two of our current directors, are, and two of our former directors, Stephen Gill, who resigned from the board of directors on February 11, 2008, and David Iannini, who resigned from the board of directors on March 21, 2007, were, each independent under the listing standards of the NASDAQ stock market.  In addition, the board of directors has determined that Messrs. Brenner and Marge meet, and Messrs. Gill and Iannini met, the enhanced independence standards for audit committees set forth in the rules and regulations of the Securities and Exchange Commission as incorporated into the NASDAQ stock market independence standards.

          William H. Channell, Jr. and Jacqueline M. Channell are not independent under the NASDAQ stock market listing standards.

          In making its independence determinations, the board reviewed transactions and relationships between the director and/or any member of his or her immediate family and us or one of our subsidiaries or affiliates based on information provided by the director in a written questionnaire and information contained in company records. Specifically, the board considered the following types of relationships and transactions: (1) principal employment of and other public company directorships held by each non-employee director, which are described above in “Executive Officers and Directors” and below in “Proposal 1—Election of Directors”; (2) contracts or arrangements that are ongoing or that existed during any of the past three fiscal years between us and/or our subsidiaries or affiliates and any entity for which the director or his or her immediate family member is an executive officer or greater-than-10% stockholder; and (3) contracts or arrangements that are ongoing or that existed during any of the past three fiscal years between us and/or our subsidiaries or affiliates and any other public company for which the non-employee director serves as a director. The relationships and transactions reviewed by the board of directors included the following:  Mr. Brenner has provided during the past three fiscal years various tax consulting services to members of the Channell family; however, the board of directors has determined that the services, and the fees paid for the services, were not material, and therefore did not affect Mr. Brenner’s independence.

Board of Directors and Committee Meetings

          The board of directors held six meetings during the fiscal year ended December 31, 2007.  In 2007, all of the directors attended all board and committee meetings held during the period of his or her service.

          We do not require directors to attend the annual meetings of stockholders.  Jacqueline M. Channell attended the 2007 annual meeting of stockholders.

Committees

            The board of directors has two standing committees: the audit committee and the compensation committee, both established in June 1996.

Audit Committee

            The audit committee currently consists of Messrs. Brenner (Chairman) and Marge.  During 2007, Mr. Iannini served on the audit committee until March 21, 2007, the date of his resignation, and Mr. Gill served on the audit committee from May 22, 2007 until February 11, 2008, the date of his resignation.  The board of directors has adopted a written charter for the audit committee.  The audit committee is directly responsible for the engagement of our independent auditor, and, among other things, approves or pre-approves, as necessary, the services performed by the independent auditor and reviews and evaluates our accounting systems and our system of internal accounting controls. During 2007, the audit committee met six times.

          The board of directors has determined that Mr. Brenner qualifies as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission’s rules and regulations.  Mr. Brenner is the managing partner of Brenner, Berman & Associates, an accounting firm in Woodland Hills, California.  Mr. Brenner has over 40 years of public accounting experience with companies in various industries, including manufacturing, construction, real estate, mortgage banking and credit unions. The board of directors has determined that Mr. Brenner is “independent” under the listing standards of the NASDAQ stock market and that he meets the enhanced independence standards for audit committees set forth in the rules and regulations of the Securities and Exchange Commission as incorporated into the NASDAQ stock market independence standards.

Compensation Committee

          The compensation committee currently consists of Messrs. Marge (Chairman) and Brenner (who was elected to the committee on June 9, 2007).  During 2007, Mr. Iannini served on the compensation committee until March 21, 2007, the date of his resignation, and Mr. Gill served on the compensation committee until February 11, 2008, the date of his resignation.  The board of directors has adopted a written charter for the compensation committee.  In 2007, the compensation committee met two times.

          The compensation committee has the power and authority (subject to our certificate of incorporation and bylaws) necessary or appropriate to carry out its purposes and responsibilities, which include the responsibilities listed below as well as any other responsibilities assigned by the board from time to time:

•                  establish and review our overall compensation philosophy;

•                  determine (or recommend to the board of directors for determination) the compensation structure on an annual basis for our chief executive officer and all other executive officers;

•                  evaluate the annual compensation packages for our executive officers and determine whether adjustments to compensation are appropriate;

•                  if deemed appropriate by the committee, determine the performance goals and objectives that will serve as a benchmark for executive officers’ performance-based compensation, and if applicable, evaluate the executive officers’ performance against such performance goals and objectives, and determine the appropriate level of performance-based compensation to be received by each executive officer;

•                  determine termination packages for our executive officers as requested by the board of directors or management;

•                  review and approve the establishment of, and any material amendments to, all stock option or other equity-based compensation plans, and recommend changes to such plans to the board as deemed necessary, appropriate or advisable;

•                  grant awards of shares, share options or other equity units pursuant our stock option or other equity-based compensation plans; and

•                  prepare the compensation committee report for inclusion in the proxy statement.

          In addition, the committee is authorized to take any other action reasonably related to the mandate of the compensation committee charter.  The committee may delegate its authority to a subcommittee, provided that the subcommittee consists of at least two members.

General Process for Setting Executive and Director Compensation

Executive Compensation

          The compensation committee reviews on an annual basis the performance of our chief executive officer and president and reviews the performance of our other executives based on a presentation by the chief executive officer and president to the committee.  The committee reviews and establishes the total compensation opportunities and individual compensation elements (including base salary, annual performance-based incentive compensation and long-term compensation) for William H. Channell, Jr., our chief executive officer and president, subject to Mr. Channell, Jr.’s existing employment agreement.  Since 2003, the aggregate increases to Mr. Channell, Jr.’s base salary have been substantially consistent with the cost of living adjustments provided in his employment agreement.  Mr. Channell, Jr.’s annual performance-based incentive compensation is determined based on the achievement of certain pre-determined company and personal goals.  These goals, and the amount of compensation tied to these goals, are generally: proposed by Mr. Channell, Jr.; discussed between Mr. Channell, Jr. and the compensation committee chair; subsequently reviewed by the compensation committee as a whole; and if deemed necessary by the committee, adjusted, and then approved.  At the end of the performance period, Mr. Channell, Jr. generally meets with the compensation committee chair to review the pre-determined personal and company goals and discuss whether those goals have been met.  After that meeting, the compensation committee as a whole discusses and determines whether the company and personal goals have been met, and accordingly, whether any annual performance-based incentive compensation has been earned by Mr. Channell, Jr.

          The committee also approves the total compensation and individual compensation elements for our executive officers other than the chief executive officer and president, based principally on recommendations from the chief executive officer and president.  Mr. Channell, Jr. provides recommendations regarding the compensation of all the other executive officers (including recommendations as to base salary, annual performance-based incentive compensation, and long-term equity compensation). As part of Mr. Channell, Jr.’s determination of his recommendation for annual compensation for the executive officers other than himself, each of the executive officers participates in an annual performance review with Mr. Channell, Jr. to provide input about his contributions to the company.  Based on the results of these reviews, and after reviewing industry surveys and considering market and competitive factors, Mr. Channell, Jr. makes his recommendations to the compensation committee. The compensation committee reviews Mr. Channell, Jr.’s recommendations as to compensation for the other executive officers, and, if necessary prior to approval of the compensation, makes any appropriate adjustments.  With respect to annual performance-based incentive compensation, at the end of the performance period, Mr. Channell, Jr. generally meets with each executive officer to review the pre-determined personal and company goals and discuss whether those goals have been met. After that meeting, Mr. Channell, Jr. recommends to the compensation committee whether the company and personal goals have been met, and as a result, whether the annual performance-based incentive compensation has been earned.  The compensation committee then discusses and determines whether the goals have been met, and accordingly, whether any annual performance-based incentive compensation has been earned by an executive.  The compensation committee generally accepts Mr. Channell, Jr.’s recommendations with respect to the other executive officers, both as to the setting of compensation and determinations as to whether annual performance-based incentive compensation has been earned.

                In 2006, the compensation committee engaged two compensation consultants, who provided reports of their survey results.  Hewitt reviewed the competitiveness of the compensation for our top 5 executives, including our chief executive officer and president, relative to its selected group of comparable companies, and Towers Perrin reviewed the competitiveness of the compensation of our chief executive officer and president in relation to its selected group of comparable companies.  No adjustment to the compensation of any of our executive officers was made for 2006 based on the reports of the compensation consultants.  The compensation of our chief executive officer is dictated principally by his employment agreement, entered into in 2003.  No compensation consultants were engaged during 2007.

Director Compensation

                On an annual basis, our board of directors reviews our director compensation package.  Our director compensation has been the same for the past five fiscal years, with the exceptions noted below.  In response to market conditions and the additional responsibilities resulting from the Sarbanes Oxley Act of 2002, we raised the annual retainer fees for the audit committee chair from $25,000 to $50,000 and for non-chair members of the audit committee from $25,000 to $30,000, effective January 2005. The foregoing changes were recommended by our chief executive officer and were reviewed and approved by our board of directors.

Director Nominations Process

          The board of directors does not have a nominating committee because of the small number of directors and the importance of having all directors involved in the nominating responsibilities of the board.

          The board as a whole conducts the nominating process, including identifying, evaluating and interviewing director candidates.   However, director nominees are selected, or recommended for the board’s selection, by at least a majority of our independent directors, which are currently Dana J. Brenner and Guy Marge. Because of the small number of directors, the board does not have a policy with regard to the consideration of director candidates recommended by security holders but welcomes such recommendations.  Recommendations for director candidates should be sent to the chairman of the board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591.

          The minimum qualifications for nominees recommended by the board and by security holders are the same:  integrity; sound business judgment; and commitment to fulfilling the responsibilities of board membership and to meeting all legal and regulatory requirements.  In addition, the board attempts to attract director candidates with diverse backgrounds and experience.

Communications from Security Holders

          The board of directors welcomes communications from security holders.  Please direct such communications to the chairman of the board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591.  All communications should include the security holder’s name and address.  All such security holders’ communications, except for communications of a business solicitation nature, will be forwarded to each board member.

Code of Ethics

          We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics has been filed as an Exhibit to our 2003 Annual Report on Form 10-K.  In addition, the Code of Ethics is posted on our website, www.channell.com, under the heading “Investors,” and can be found by clicking on the “Officers and Directors” subheading.  If we make any substantive amendments to this Code of Ethics or grant any waiver, including any implicit waiver, from the Code of Ethics, we will disclose the nature of such amendment or waiver on our website within four business days after such amendment or waiver.

FORWARD-LOOKING STATEMENTS

          This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements include statements that are predictive in nature; that depend upon or refer to future events or conditions; or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or variations or negatives of such words or similar or comparable words or phrases.  Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and assumptions that may cause results to differ materially from those set forth in the forward-looking statements.  The forward-looking statements may include statements regarding actions to be taken by us.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the uncertainties that may affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007 and in our other periodic reports filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The table below summarizes the total compensation paid to or earned by (1) our chief executive officer and (2) our two most highly compensated executive officers other than our chief executive officer (the “named executive officers”) for the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary($)	Bonus($)	Option(1) Awards($)	All Other Compensation (2)($)		Total($)
William H. Channell, Jr. President and Chief Executive Officer	2007	825,523	341,850	72,013	124,532	(3)	1,363,918
	2006	793,153	—	251,464	17,203	(4)	1,061,820
Patrick E. McCready Chief Financial Officer	2007	204,615	47,000	13,044	9,249	(5)	273,908
	2006	57,962	—	2,859	3,059	(6)	63,610
Andrew M. Zogby Chief Marketing Officer	2007	199,256	94,000	—	19,484	(7)	312,740
	2006	193,449	2,899	1,584	9,623	(8)	207,555

(1)          This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for stock options granted to each of the named executive officers in the fiscal year and in prior fiscal years, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R.  Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information regarding the valuation assumptions with respect to the stock option grants, see Note I to the Consolidated Financial Statements included in our Form 10-K filed for the fiscal year ended December 31, 2007.

(2)          Perquisites and benefits are valued based on the actual cost incurred by the company.

(3)          Consists of a pay-out of accrued vacation of $95,887, company-paid auto lease aggregate payments of $27,188, life insurance premiums and club memberships.

(4)          Consists of company-paid auto lease aggregate payments of $15,405, life insurance premiums and club memberships.

(5)          Consists of an auto allowance of $8,400, life insurance premiums and a professional society membership.

(6)          Consists of an auto allowance of $2,567, life insurance premiums and a professional society membership.

(7)          Consists of company-paid auto lease aggregate payments of $17,808, life insurance premiums and a professional society membership.

(8)          Consists of company-paid auto lease aggregate payments of $8,023, life insurance premiums and a professional society membership.

Narrative Disclosure to Summary Compensation Table

Employment Agreement — William H. Channell, Jr.

          In December, 2003 we entered into an employment agreement with William H. Channell, Jr., our president and chief executive officer.  The employment agreement is for an initial five-year term and is automatically renewed for additional five-year terms unless it is terminated by us or by Mr. Channell, Jr. in accordance with the agreement. Mr. Channell, Jr.’s salary (1) may be increased from time to time in the discretion of the board of directors and (2) will be increased annually, beginning July 1, 2004, to reflect the most recently published annualized percentage increase in the consumer price index for the Los Angeles, California area.  The agreement also provides that his base salary will not be decreased below $718,320 (which was the base salary on the original effective date of the agreement).  Mr. Channell’s base salary for the first half of fiscal year 2006 was $773,000, and was increased as of July 1, 2006 in accordance with the cost-of living adjustment provisions, to $812,000.  Mr. Channell’s base salary for the first half of fiscal year 2007 was $812,000, and was increased as of July 1, 2007 in accordance with the terms of the employment agreement, to $836,000.

          In addition to base salary, Mr. Channell, Jr. is entitled to participate in our cash and other bonus programs, including our 2003 Incentive Stock Plan, 401(k) plan and 2004 Incentive Bonus Plan.  Pursuant to the agreement, we are also required to maintain the following insurance policies for Mr. Channell’s benefit: (1) a personal life insurance policy for Mr. Channell in the amount of $750,000 under which he is entitled to designate one or more beneficiaries; (2) travel and accident insurance in the amount of $1,000,000 under a policy as to which he is entitled to designate one or more beneficiaries; and (3) disability insurance providing for annual benefits of 2/3 of his base salary then in effect (but in any event providing for at least $500,000 in annual benefits) in case of his temporary or permanent disability.  Mr. Channell, Jr. is also entitled to certain other benefits paid for by us, including an automobile allowance, health insurance, and vacation and sick leave, in accordance with our customary practices for senior executive officers.

          In the event that (1) we were to terminate Mr. Channell, Jr.’s employment without “cause,” as defined in the agreement, (2) Mr. Channell, Jr. were to terminate his employment with us for “good reason,” which is also specifically defined in the agreement and generally consists of (a) a significant reduction of his duties, title, position or responsibilities without this consent, (b) a substantial reduction, without good business reasons, of the quality of office accommodations or employment benefits without his consent, (c) a reduction of his base salary or a material reduction in his participation in incentive bonus programs without his consent, (d) relocation of his primary office to a facility more than 50 miles away from his primary office without his consent, or (e) a “change of control” as specifically defined in the agreement, or (3) we decide not to renew the agreement at the end of the initial five year term or during any subsequent five-year term, then Mr. Channell, Jr. would be entitled to a lump sum payment equal to three times his then current base salary, all health and life insurance benefits for three years, and accelerated vesting of any stock options or restricted stock granted to him.  In addition, if we terminate Mr. Channell, Jr.’s employment for any reason other than cause, we are required to maintain the disability policy described in the preceding paragraph, at our expense, until the date on which Mr. Channell, Jr. is 65 years old.

          In addition, in the event of Mr. Channell, Jr.’s physical or mental disability, such that he is not able to render the services contemplated by his employment agreement, for any consecutive period exceeding eight months, or for shorter periods that aggregate more than eight months during any twelve-month period, we will continue to pay full salary up to and including the last date of the eighth consecutive month of disability, or the day on which the shorter periods of disability shall have equaled a total of eight months during such 12-month period.  We may, at any time within six weeks thereafter, elect to terminate the agreement.  In the event Mr. Channell, Jr. were to die during the term of his employment: (1) we will be required to pay his estate or legal successor  (a) promptly thereafter, one-half of the amount of his base salary at that time and (b) on the date that is six months following his death (or the next regular payroll date, whichever is later), an amount equal to one-half of the amount of his base salary at the time of his death; (2) we will be required to pay his spouse a severance payment equal to one-half of his base salary in one lump sum payment; and (3) all stock options held by him at the time of his death will be accelerated.  In addition, in the event of Mr. Channell, Jr.’s death while he is an employee, or termination of employment due to disability, we are required to provide Mr. Channell’s spouse, for the remainder of her life, with company-paid medical insurance to the extent such insurance is made generally available to our other executive officers.

Employment Agreement — Patrick E. McCready

          We entered into an employment letter with Mr. McCready upon his election as our chief financial officer in September 2006.  Under the employment letter, Mr. McCready’s annual base salary is $200,000.   Mr. McCready is eligible for a bonus of up to 25% of his base salary based on the attainment of certain financial and non-financial objectives.  In addition, Mr. McCready receives certain other benefits, including health insurance, life insurance, 401(k) participation, an automobile allowance, and certain air travel benefits.  Mr. McCready’s base salary was increased effective September 1, 2007 to $240,000.

Employment Agreement — Andrew M. Zogby

          We entered into an employment letter with Mr. Zogby, our chief marketing officer, when he first joined us in February 1996 in the position of director of marketing — Worldwide Broadband Telecommunication Division.  Under the employment letter, Mr. Zogby’s annual base salary was $120,000.  Mr. Zogby’s base salary has been increased from time to time, and his base salary for 2007 was $199,256.  Mr. Zogby is eligible for a bonus of up to 50% of his base salary based on the attainment of certain financial and non-financial objectives. In addition, Mr. Zogby receives certain other benefits, including health insurance, life insurance, 401(k) participation, a company-paid auto lease, and certain air travel benefits.

Outstanding Equity Awards at December 31, 2007

          The following table provides information on all outstanding equity awards held by our named executive officers as of December 31, 2007. All outstanding equity awards are options to purchase shares of our common stock.

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
William H. Channell, Jr., President and Chief Executive Officer	150,000	—		4.81	11/12/2014
	350,000	—		4.15	12/11/2013
	596,400	—		4.84	9/24/2013	(1)

Patrick E. McCready, Chief Financial Officer	8,334	16,666	(2)	2.83	10/12/2016

Andrew M. Zogby Chief Marketing Officer	100,060	—		4.84	9/24/2013	(1)

(1)          In January 2003, the board of directors approved an offer allowing current employees and non-employee directors to exchange all of their outstanding options granted under our 1996 Incentive Stock Plan for new options to be granted under our 2003 Incentive Stock Plan or any other stock option plan that may be adopted by us.  The 2003 Incentive Stock Plan was approved at the annual meeting of stockholders on April 25, 2003. These options, originally granted under the 1996 Incentive Stock Plan were accepted for exchange and cancelled on March 20, 2003, and on September 24, 2003 new options under the 2003 Incentive Stock Plan were exchanged for options cancelled in March 2003.

(2)          8,334 of the shares subject to this option vested on October 12, 2007.  8,333 of the shares subject to this option vest on each of October 12, 2008 and October 12, 2009.

          Our stock options generally have a three-year vesting schedule designed to provide an incentive for continued employment. The options generally expire ten years from the date of the grant, which provides a reasonable time frame during which executives and other employees who receive grants can benefit from the appreciation of our stock. The exercise price of options granted under our 2003 Incentive Stock Plan is 100% of the fair market value of the underlying stock on the date of grant.

Change in Control and Severance Benefits for Named Executive Officers

          As more specifically described above under “Summary Compensation Table—Employment Agreement—William H. Channell, Jr.,” Mr. Channell, Jr.’s employment agreement provides for severance benefits in the event that we terminate him without “cause” (as defined in his employment agreement), in the event that we do not renew the agreement after the expiration of the first five-year term or any subsequent five-year term or in the event that he terminates his employment with us for “good reason” (as defined in his employment agreement), which, among other things, includes a “change of control” as defined in the agreement. Upon termination by us without cause, failure by us to renew the agreement or termination by Mr. Channell, Jr. for good reason, Mr. Channell, Jr. would be entitled to receive a lump sum payment equal to three times his then current base salary, all health and life insurance benefits for three years and accelerated vesting of any stock options or restricted stock granted to him.  In addition, if we terminate Mr. Channell, Jr.’s employment for any reason other than cause, we are required to maintain his disability policy at our expense, until the date on which Mr. Channell, Jr. is 65 years old.

          These severance benefits, including upon a change of control, were negotiated between Mr. Channell, Jr. and the company in connection with his 2003 employment agreement, and since that time, have remained the same. We believe that his severance and change of control benefits are appropriate for a senior executive officer with substantial tenure with the company, whose entire career has been associated with the company.

COMPENSATION OF DIRECTORS

Director Compensation Table

            The following table provides information related to the compensation of our directors for the fiscal year ended December 31, 2007.

DIRECTOR COMPENSATION
Name(1)	Year	Fees Earned or Paid in Cash($)	Option Awards($)(2)	All Other Compensation($)		Total($)
William H. Channell, Sr.(3)	2007	14,808	—	50,200	(4)	65,008
Jacqueline M. Channell(5)	2007	30,000	2,710	—		32,710
Dana J. Brenner(6)	2007	57,000	2,710	—		59,710
Guy Marge(7)	2007	37,000	2,710	—		39,710
Stephen Gill(8)	2007	31,500	2,710	—		34,210
David Iannini(9)	2007	7,023	—	—		7,023

(1)          Mr. Channell, Jr. is also our president and chief executive officer and receives no compensation for his service as a director.  All of Mr. Channell, Jr.’s compensation is reported in the Summary Compensation Table above.

(2)          This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for stock options granted to directors in the fiscal year and in prior fiscal years, in accordance with SFAS No. 123R.  Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information regarding the valuation assumptions with respect to the stock option grants. See Note I to the Consolidated Financial Statements included in the Form 10-K filed for the fiscal year ended December 31, 2007.

(3)          Mr. Channell, Sr. passed away on April 8, 2007.

(4)          Consists of life insurance premiums of $40,000 and payout of accrued vacation.

(5)          As of December 31, 2007, Mrs. Channell had outstanding options to purchase 11,000 shares of Common Stock, 10,001 of which were exercisable.

(6)          As of December 31, 2007, Mr. Brenner had outstanding options to purchase 5,000 shares of Common Stock, 3,001 of which were exercisable.

(7)          As of December 31, 2007, Mr. Marge had outstanding options to purchase 5,000 shares of Common Stock, 3,001 of which were exercisable.

(8)          Mr. Gill resigned effective February 11, 2008.  As of December 31, 2007, Mr. Gill had outstanding options to purchase 4,000 shares of Common Stock, 2,001 of which were exercisable.

(9)          Mr. Iannini resigned effective March 21, 2007.  As of December 31, 2007, Mr. Iannini had outstanding options to purchase 1,001 shares of Common Stock, all of which were exercisable.

Narrative Disclosure to Director Compensation Table

Standard Director Compensation Arrangements

          Directors who are also our officers (except as indicated below) receive no additional compensation for their services as directors.  Our non-management directors receive compensation consisting of an annual retainer fee of $25,000 (except for members of the audit committee, who receive the annual retainer fees described in the following sentence) plus $1,000 for attendance at any meeting of the board of directors and $500 for attendance at any meeting of any committee of the board of directors, plus direct out-of-pocket costs related to any such attendance.  The chair of the audit committee receives an annual retainer fee of $50,000 and non-chair members of the audit committee receive an annual retainer fee of $30,000.  Mrs. Jacqueline M. Channell, who is our secretary and was elected as our interim chairman of the board effective April 9, 2007, received the non-management director retainer and attendance fees as described above through April 8, 2007.   Mr. William H. Channell, Sr., received a salary for his services as chairman of the board pursuant to his employment agreement as described below.

          Each non-management director (including non-executive officers who serve as directors) serving on the board of directors immediately following each annual meeting of stockholders receives options to acquire an additional 1,000 shares of common stock, with an exercise price equal to the market value of the common stock on the date such options are granted.   These options will become exercisable at a rate of 33 1/3% per year commencing on the first anniversary of the date of grant and will have a term of 10 years.

          During her service as interim chairman of the board, Mrs. Channell will receive, in lieu of the standard non-management compensation described above, annual compensation in the amount of $30,000.

Employment Agreement with William H. Channell, Sr.

          We entered into an employment agreement with Mr. William H. Channell, Sr., the chairman of our board of directors, in July 1996 and amended that agreement in December, 2003.  The agreement was for a five-year term, with automatic renewals for additional five-year terms unless terminated earlier by either party in accordance with the agreement.  The agreement was terminated on April 8, 2007, the date on which Mr. Channell, Sr. passed away. The agreement provided that Mr. Channell, Sr.’s annual salary would be $50,000 for the remainder of the term of the agreement.  Mr. Channell, Sr.’s benefits under the agreement included (1) during the term of the agreement, the payment of premiums for a disability policy providing for $250,000 in annual benefits in the case of his temporary or permanent disability, (2) during the lifetime of Mr. Channell, Sr. and his wife, Jacqueline M. Channell, medical insurance for each of Mr. and Mrs. Channell to the same extent such insurance is provided to our senior executive officers, (3) during Mr. Channell, Sr.’s lifetime, payment of a portion of the premiums on a $3,000,000 life insurance policy owned by Mr. Channell, Sr., under which Mrs. Channell is the beneficiary and (4) an automobile allowance.  Through April 8, 2007, Mr. Channell, Sr. had $2,300,000 in life insurance, for which he and the company each paid a portion of the premiums.  As disclosed above, we will continue to provide Mrs. Channell with medical insurance (to the same extent such insurance is provided to our senior executive officers) during her lifetime.

          The agreement provided that upon termination of the agreement by us without “cause” (as defined in the agreement), Mr. Channell, Sr. would have been entitled to receive a lump sum payment equal to three times his base salary and accelerated vesting of his stock options and restricted stock.  In addition, the agreement provided that in the event of Mr. Channell, Sr.’s physical or mental disability, such that he was not able to render the services contemplated by his employment agreement, for any consecutive period exceeding eight months, or for shorter periods that aggregate more than eight months during any twelve-month period, we would continue to pay full salary up to and including the last date of the eighth consecutive month of disability, or the day on which the shorter periods of disability would have equaled a total of eight months during such twelve-month period.

AUDIT COMMITTEE REPORT

          The following is the report of the audit committee with respect to the audited financial statements for the fiscal year ended December 31, 2007 of the company.  The responsibilities of the audit committee are set forth in the audit committee charter, which has been adopted by the board of directors.

          Management is responsible for the company’s financial statements and overall reporting processes, including internal controls. BDO Seidman, LLP, the company’s independent registered public accounting firm for 2007, is responsible for performing an independent audit of the company’s consolidated financial statements and for expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States of America.  The audit committee reviewed with BDO Seidman, LLP its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States of America, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and Securities and Exchange Commission Regulation S-X, Rule 2-07.  In addition, the audit committee has received the written disclosures and the letter from BDO Seidman, LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with BDO its independence from management and the company.

          The audit committee discussed with BDO Seidman, LLP the overall scope and plans for the audit.  The audit committee meets with the independent auditor, with and without management present, to discuss the results of its audit, its evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

          The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with company management.

          Based on these reviews and discussions, the audit committee recommended to the board of directors that the financial statements for the fiscal year ended December 31, 2007 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Dana J. Brenner, Chairman
Guy Marge

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

          We have two leases for approximately 265,000 square feet of manufacturing, warehouse and office space in Temecula, California, with the Channell Family Trust, one of our principal stockholders.  Jacqueline M. Channell, who is our chairman of the board, is the sole trustee of the Channell Family Trust.  Both leases provide for payments by the Company of insurance, repairs, maintenance and property taxes.  The term of the lease dated December 22, 1989 (as amended), for 103,000 square feet, expires on December 31, 2015.  The aggregate amount of all lease payments due under this lease after the beginning of fiscal year 2007 through the end of the lease term is $5,021,000.  The term of the lease dated May 29, 1996 (as amended), for 162,000 square feet, expires on April 30, 2012 and has two renewal options, one for three years eight months and a second for five years. The aggregate amount of all lease payments due under this lease after the beginning of fiscal year 2007 through the end of the lease term excluding renewal options is $4,784,000.  Rent expense paid under the leases was approximately $1,383,000 in the aggregate for 2006 and $1,416,000 in the aggregate for 2007.

          We have a lease, dated September 13, 2007, for approximately 73,000 square feet of land with William H. Channell, Jr., our chief executive officer, and Carolyn Channell, his wife.  The lease terminates on December 31, 2015 and has two five-year renewal options. The aggregate amount of all lease payments due after the beginning of fiscal year 2007 through the end of the lease term excluding renewal options is $732,000 and the aggregate amount of rent expense paid under the lease was approximately $25,000 during fiscal year 2007.

          In 1997, we guaranteed debt of the Channell Family Trust of approximately $754,000 incurred in connection with construction of one of the leased facilities described above.  The loan amount subject to the guarantee has been declining and is expected to continue to decline before expiring in 2017.  At December 31, 2006 and 2007, the outstanding loan balance subject to the guarantee totaled $520,456 and $486,000, respectively.  It is not practicable to estimate the fair value of the guarantee; however, we do not anticipate that we will incur losses as a result of this guarantee.

Review, Approval or Ratification of Transactions with Related Persons

          Under NASDAQ stock market rules and our audit committee charter the audit committee is responsible for reviewing and approving related party transactions as defined under Securities and Exchange Commission rules and regulations.  While we have no formal policy or procedure for the review, approval or ratification of related party transactions required to be reported under Securities and Exchange Commission rules and regulations, the audit committee must review the material facts of any related party transaction and approve that transaction.  In making its decisions to approve or ratify a related party transaction, the committee will consider factors such as whether the terms of the related party transaction are no less favorable than terms generally available in an arms’ length transaction, the benefit of such transaction to us, and the aggregate value of the transaction.

          In addition, we have a written conflicts of interest policy, which is part of our code of business conduct and ethics, that requires all of our employees to take practicable steps to avoid situations where the individual’s private interest interferes, or appears to interfere, in any way with the interests of the company as a whole.  In situations that may be questionable, employees must direct requests for determination of whether or not a conflict of interest exists to his or her supervisor or department vice president or to any of our officers.  In addition, if a situation arises that creates a conflict of interest, the employee involved and any other employee aware of such conflict must report the situation (a) if the person involved is a director or executive officer, to the chair of the audit committee or (b) if the person involved is someone other than a director or an executive officer, to the employee’s supervisor or department vice president or any other officer of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, also known as insiders, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market.  Insiders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

          Based solely on our review of copies of Forms 3, 4 and 5 and amendments thereto received by us during the more recently completed fiscal year, or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements were timely observed during fiscal year 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

          Our bylaws provide that the board of directors will be staggered into three classes.  The directors in a single class are elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director whose term has not yet expired, for the remaining term of the former director.  The authorized number of members of the board of directors is currently seven, and the current number of directors on the board is four.

          The nominee for election to the board of directors is currently serving as a director and has consented to being named in this proxy statement and to serve if elected.  Directors are elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting.  Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.  Unless instructed to the contrary, the shares represented by proxies will be voted “FOR” the election of the nominee named herein. Although it is anticipated that the nominee will be able to serve as a director, should the nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by our board of directors in accordance with its judgment.

          Set forth below is the name and description of the background of the nominee for director and his principal occupation for the past five years.  The nominee first became director of the company in the year set forth below in the biographical information.

Name	Age	Position

Dana J. Brenner	65	Director

          Biographical information follows for the nominee.  Age is as of March 31, 2008.

          Dana J. Brenner became a director in March, 2003.  Mr. Brenner is the managing partner of Brenner, Berman & Associates, an accounting firm in Woodland Hills, California, focused on medium and small businesses as well as individuals.  Mr. Brenner has over 40 years of public accounting experience with companies in various industries including manufacturing, construction, real estate, mortgage banking and credit unions.  His term as a director expires at the 2008 annual meeting.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEE.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          BDO Seidman, LLP, who served as our independent registered public accounting firm for the fiscal year ended December 31, 2007, has been selected as our independent auditor for the fiscal year ending December 31, 2008.  Representatives of BDO Seidman, LLP are expected to be present at the annual meeting.  They will have an opportunity to make statements if they desire, and will be available to respond to questions of stockholders.

          We dismissed Deloitte & Touche LLP (“D&T”), who served as our independent registered public accounting firm for the fiscal year ended December 31, 2006, as our independent registered public accounting firm.  We terminated our relationship with D&T on October 16, 2007, and the termination was effective as of such date.  We appointed BDO Seidman, LLP to serve as our independent registered public accounting firm for the fiscal quarter ended September 30, 2007, and for the fiscal year ended December 31, 2007.  Our audit committee approved the foregoing change in accountants.

The report of D&T with respect to our financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to note that we changed our method of accounting for share-based payment in conformity with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

During the period from March 29, 2006 (the date of D&T’s appointment as our independent registered public accounting firm) through December 31, 2006 and the interim period from January 1, 2007 through the effective date of D&T’s termination, there were no disagreements between us and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with its report on our financial statements.

As previously reported by us in our Forms 10-Q filed on May 15, 2006, August 17, 2006, and November 14, 2006, our Form 10-K filed on April 2, 2007, and our Forms 10-Q filed on May 15, 2007 and August 14, 2007, we had the following material weaknesses in our internal control over financial reporting. We did not maintain effective controls over the accuracy of our accounting for income taxes and the determination of income taxes payable, deferred income tax assets and liabilities and the related income tax provisions.  In addition, we identified a material weakness in our internal control over the accounting for our Company’s worker’s compensation liability as well as the unvouchered accounts payable balance. We also had material weaknesses in the financial closing, revenue and purchasing cycles at our Australian subsidiary, Bushman Tanks. The audit committee discussed all of the foregoing material weaknesses with D&T.

We have implemented enhancements and changes to the internal controls over financial reporting that have strengthened those internal controls and that we believe have addressed the material weaknesses related to the accounting for income taxes, workers’ compensation liability and the unvouchered accounts payable balance. In addition, we completed the implementation of the Oracle information system in the Bushman Tanks subsidiary during 2007, which will improve the processes in the revenue and purchasing cycles.  We have also committed to design, implement and document control procedures adequate to support our day-to-day accounting and the financial closing and reporting processes.

Except for the material weaknesses described above, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred within our fiscal year ended December 31, 2006 and the subsequent interim period preceding the effective date of D&T’s termination. We have authorized D&T to respond fully to the inquiries of the successor principal accountant concerning the subject matter of the reportable events described above.

          We provided D&T with a copy of the above disclosures.

          On October 22, 2007, we engaged BDO Seidman, LLP to review our financial statements for the quarter ended September 30, 2007 and to perform the audit of our financial statements for the 2007 fiscal year. During the two most recent fiscal years and during the interim period prior to October 16, 2007, we did not consult BDO on: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) on any matter that was the subject of a disagreement or a “reportable event” (as defined in Item 304(a)(1) of Regulation S-K).

Pre-Approval Policies

          The audit committee is directly responsible for appointing, setting compensation and overseeing the work of the independent auditor and pre-approves all audit and permissible non-audit services to be provided by the independent auditor.  The audit committee separately pre-approves all services provided by the independent auditor.  The company reports to the audit committee regarding all audit, audit-related, tax and other non-audit services provided by the independent auditor.  The audit committee has determined that the provision of these services is compatible with the auditors’ independence.

Fees Paid to Independent Registered Public Accounting Firm

  The following table presents fees billed to us by BDO Seidman, LLP and their respective affiliates, for the fiscal year ended December 31, 2007 and by Deloitte & Touche LLP for the fiscal year ended December 31, 2006.

	2007	2006
Audit Fees	$594,414	$772,907
Audit Related Fees	—	19,720
Tax Fees	—	—
All Other Fees	—	—
Total	$594,414	$792,627

            Prior to its termination on October 16, 2007, D&T was also paid audit fees of $73,256 and audit related fees of $17,659 for the fiscal year ended December 31, 2007.

Audit Fees

          Consists of fees for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

          Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” These services include consultations on financial statement preparation and advice on other accounting-related matters.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

          All proposals of stockholders intended to be presented at our 2009 annual meeting of stockholders must be directed to the attention of our secretary, at our the address set forth on the first page of this proxy statement, by December 19, 2008, if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with the 2009 annual stockholders meeting.  Any such proposal will be subject to the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

          Stockholders intending to present a proposal at our 2009 annual meeting of stockholders must comply with the requirements and provide the information set forth in our restated certificate of incorporation.  Under our restated certificate of incorporation, a stockholder’s proposal must be timely received. To be timely, a stockholder’s notice shall be delivered to the secretary at our principal executive offices, not less than seventy-five days, nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, be timely notice must be delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Notwithstanding the foregoing, in the event that the number of directors to be elected to the board of directors is increased, and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the company at least eighty-five days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at our principal executive offices not later than the close of business on the tenth day following the day on which such public announcement is first made by the company.  If any stockholder proposal is received untimely, we will not be required to present it at the 2009 annual meeting of stockholders.

FORM 10-K AND OTHER MATTERS

          As of the date of this proxy statement, the board of directors knows of no other matters that may be presented for consideration at the annual meeting.  However, if any other matter is presented properly for consideration and action at the annual meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

          The Form 10-K for the fiscal year ended December 31, 2007, without exhibits, containing our financial statements of for the fiscal year, accompanies this proxy statement.  A list of exhibits is included in the Form 10-K, and the exhibits are available from us upon the payment to us of the costs of furnishing them.

          The information contained in the “Audit Committee Report” above is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and notwithstanding any general incorporation language in such filing.

April 18, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, May 29, 2008, at  26040 Ynez Road, Temecula, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Sincerely,

Jacqueline M. Channell

Secretary

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM  PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Channell Commercial Corporation

Proxy Solicited on Behalf of the Board of Directors of

Channell Commercial Corporation for 2008 Annual Meeting of Stockholders

The undersigned hereby appoints William H. Channell, Jr., Jacqueline M. Channell and Guy Marge and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of Channell Commercial Corporation (the “Company”) to be held at 26040 Ynez Road, Temecula, California 92591 on Thursday, May 29, 2008 at 9:00 a.m., local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 2007.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

(Continued and to be voted on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM   PORTION IN THE ENCLOSED ENVELOPE.

A  Election of Director — The Board of Directors recommends a vote FOR the nominee listed.

1.	Nominee:
		For	Withhold
	01 - Dana J. Brenner	[ ]	[ ]

B Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

[ ]

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box